UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 11, 2019

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10500 Coursey Boulevard
Baton Rouge, Louisiana 70816
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	ISTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

 Item 8.01 Other Events
On June 11, 2019, during an open trading window, John J. D’Angelo, President and Chief Executive Officer of Investar Holding Corporation (the “Company”), entered into a trading plan (the “Plan”) in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. The Plan becomes effective on September 9, 2019, and will expire on or before September 8, 2020.
Mr. D’Angelo entered into the Plan as part of his personal long-term financial planning. The Plan provides for the orderly exercise of up to 20,000 stock options held by Mr. D’Angelo that will expire in July 2024, and the related sale of the acquired shares over a 12-month period. Mr. D’Angelo continues to hold a significant number of fully-vested shares, exceeding the Company’s guidelines for share ownership. Any transactions under the Plan will be publicly reported through Form 4 filings with the Securities and Exchange Commission.
Other officers or directors of the Company may, in the future, enter into Rule 10b5-1 trading plans related to the Company’s shares. The Company undertakes no obligation to report Rule 10b5-1 trading plans adopted by any of its officers or directors, or to report any modifications or terminations of any publicly announced plans, except to the extent required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: June 14, 2019	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer